UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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S1 Corporation

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On September 16, 2011, S1 Corporation (“S1”) issued a press release announcing that it had terminated its merger agreement with Fundtech Ltd. and received an $11.9 million termination fee. S1 further announced that (i) the special meeting of its stockholders scheduled for October 13, 2011 has been canceled and (ii) its board of directors has not changed its recommendation with respect to ACI Worldwide, Inc.’s conditional exchange offer announced on August 30, 2011. The S1 board of directors continues to firmly believe that the exchange offer is not in the best interests of S1 or its stockholders and recommends that S1 stockholders not tender their S1 shares pursuant to the exchange offer.
The following is a copy of the press release.

S1 CORPORATION ANNOUNCES TERMINATION OF
FUNDTECH MERGER AGREEMENT
NORCROSS, Ga., September 16, 2011 — S1 Corporation (Nasdaq: SONE), a leading global provider of payments and financial services software solutions, announced today that it has terminated its merger agreement with Fundtech Ltd. and received an $11.9 million termination fee. The Special Meeting of Stockholders scheduled for October 13, 2011 has been canceled.
“Increasing stockholder value remains our primary focus as we continue to execute our long-term strategic plan,” said John W. Spiegel, Chairman of the Board of Directors of S1. “Following the termination of the Fundtech merger agreement, we remain committed to considering such options or alternatives that the S1 Board of Directors believes to be in the best interests of S1’s stockholders.”
Johann Dreyer, Chief Executive Officer of S1, stated “We believe the considerable business momentum we established over the past several quarters affirms the strength of our strategic plan. Strong revenue growth, the addition of new customers, and a solid increase in our revenue backlog give us confidence that we have the right strategic plan in place to drive increased value for our stockholders.”
Despite today’s announcement, S1’s Board of Directors has not changed its recommendation with respect to ACI Worldwide’s conditional exchange offer announced on August 30, 2011. The S1 Board of Directors firmly believes that the exchange offer is NOT in the best interests of S1 or its stockholders and recommends that S1 stockholders NOT tender their S1 shares pursuant to the exchange offer.
S1’s Board of Directors has serious, unaddressed concerns regarding the ACI exchange offer which have previously been communicated to ACI and S1’s stockholders, including the following:
•	the exchange offer is subject to significant conditions that may prevent its consummation;

•	the exchange offer provides uncertain consideration and value for the shares of S1 common stock;

•	ACI must obtain debt financing in order to acquire S1 shares in the exchange offer;

•	unlike ACI’s original acquisition proposal, the exchange offer is not expected to be tax free to S1 stockholders with respect to the receipt of ACI shares; and

•	ACI launched the conditional exchange offer despite S1’s good faith efforts to discuss the terms of ACI’s previous unsolicited acquisition proposal.

About S1 Corporation
Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses. For more than 20 years, S1 Corporation (Nasdaq: SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.
Forward Looking Statements
Certain statements in this letter may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those that are not historical facts. These statements involve risks and uncertainties including those detailed in S1’s proxy statement filed in connection with the proposed transaction with Fundtech, its Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission (“SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. S1 disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
S1 Corporation filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THAT STATEMENT AND OTHER MATERIALS FILED WITH THE SEC BY S1 BECAUSE THEY CONTAIN IMPORTANT INFORMATION. S1 stockholders and other interested parties may obtain, free of charge, copies of S1’s Schedule 14D-9 and other documents filed by S1 with the SEC at the SEC’s website at http://www.sec.gov. In addition free copies of the documents filed by S1 with the SEC with respect to the exchange offer may be obtained by contacting S1’s Investor Relations at (404) 923-3500 or by accessing S1’s investor relations website at www.s1.com.
In connection with the Fundtech transaction, S1 filed with the SEC a definitive proxy statement dated August 19, 2011 and other relevant materials with the SEC and other governmental or regulatory authorities. STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED BY S1 AND FUNDTECH WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT S1, FUNDTECH AND THE TRANSACTION. The definitive proxy statement and certain other relevant materials and any other documents filed by S1 or Fundtech with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting S1’s Investor Relations at (404) 923-3500 or by accessing S1’s investor relations website at www.s1.com; or (ii) by contacting Fundtech’s Investor Relations at (201) 946-1100 or by accessing Fundtech’s investor relations website at www.fundtech.com.
CONTACT:
S1 Corporation
Paul M. Parrish
Chief Financial Officer
404.923.3500
paul.parrish@s1.com
Mike Pascale/Rhonda Barnat
The Abernathy MacGregor Group
212.371.5999
mmp@abmac.com/rb@abmac.com